Exhibit 10.7

PEET’S COFFEE & TEA, INC.

KEY EMPLOYEE SEVERANCE BENEFIT PLAN

Section 1.	INTRODUCTION.

The Peet’s Coffee & Tea, Inc. Key Employee Severance Benefit Plan (the “Plan”) was originally approved by the Board of Directors (the “Board”) of Peet’s Coffee & Tea, Inc. (the “Company”) and the Board of Directors of Peet’s Companies, Inc., effective November 3, 1998 (the “Original Effective Date”). The Plan is hereby amended and restated in its entirety. Except as otherwise provided in Section 9(b), this amended and restated Plan is effective December 31, 2007 (the “Effective Date”). The purpose of the Plan is to provide for the payment of severance benefits to certain Eligible Employees of the Company or an Affiliate whose employment is involuntarily terminated under certain circumstances as specified herein.

This Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company or an Affiliate for Eligible Employees; provided, however, that this Plan shall not supersede or otherwise affect the Peet’s Coffee & Tea, Inc. Employee Severance Benefit Plan, as established effective November 3, 1998 (the “Employee Plan”) and amended from time to time, or the Peet’s Coffee & Tea, Inc. Change of Control Option Acceleration Plan, as established effective November 3, 1998 and amended from time to time (the “Option Acceleration Plan”). This Plan document also is the Summary Plan Description for the Plan.

Section 2.	DEFINITIONS.

For purposes of the Plan, the following terms are defined as follows:

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended.

(b) “Cause” means (i) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the Eligible Employee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company; (ii) material breach of any agreement entered into between the Eligible Employee and the Company that impairs the Company’s interest therein; (iii) willful misconduct, significant failure of the Eligible Employee to perform the Eligible Employee’s duties, or gross neglect by the Eligible Employee of the Eligible Employee’s duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company.

(c) “Change of Control” means (i) a sale of sixty percent (60%) or more of the assets of the Company or of the Subsidiary; (ii) a merger or consolidation involving the Company or the Subsidiary in which the Company or the Subsidiary is not the surviving corporation and the shareholders of the Company immediately prior to the completion of such transaction hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act of 1934, as amended, (the “Exchange Act”) or comparable successor rules) of the securities of the surviving corporation (excluding any shareholders who possessed a beneficial ownership interest in the surviving corporation prior to the completion of such transaction ); (iii) a reverse merger involving the Company or the Subsidiary in which the Company or the Subsidiary, as the case may be, is the surviving corporation but the shares of common stock of the Company or the Subsidiary (the “Common Stock”) outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and the shareholders of the Company, immediately prior to the completion of such transaction hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act or any comparable successor rules) of the surviving entity or, if more than one entity survives the transaction, the controlling entity; (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of securities of the Company or of the Parent representing at least fifty percent (50% of the combined voting power entitled to vote in the election of directors; or (v) in the event that the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least fifty percent (50%) of the Board. (If the election, or nomination for election, by the Company’s shareholders, of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered a member of the Incumbent Board.) Notwithstanding the foregoing, for the purposes of this Plan, an initial public offering of the securities of the Company (an “IPO”) or any transactions or events constituting part of an IPO shall not be deemed to constitute or in any way effect a Change of Control.

(d) “Change of Control Termination” means any involuntary termination without Cause or any Voluntary Termination with Good Reason of an Eligible Employee within twelve (12) months or less after the date of a Change of Control that occurs during the term of the Plan. A Change of Control Termination does not include a termination due to death or disability or any other sort of termination.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company” means Peet’s Coffee & Tea, Inc. a Washington corporation, and any successor as provided in Section 9(d) hereof.

(g) “Covered Termination” means any involuntary termination without Cause of an Eligible Employee, other than a termination that constitutes a Change of Control Termination. A Covered Termination also includes any termination designated as such in an Eligible Employee’s Key Employee Agreement. A Covered Termination does not include a termination due to death or disability or any other sort of termination.

(h) “Designated Key Employee” means an individual designated as an Eligible Employee for the purposes of this Plan under a duly executed Key Employee Agreement.

(i) “Eligible Employee” means an employee (i) who is Chairman of the Company’s Board of Directors and/or the Subsidiary’s Board of Directors, the Vice President of Coffee of the Company, the Chief Executive Officer of the Company, all employees who hold the position of vice president of the Company, and any other person who is a Designated Key Employee, and (ii) whose employment with the Company or an Affiliate is terminated due to a Covered Termination or due to a Change of Control Termination.

(j) “Key Employee Agreement” means an employment contract or other agreement entered into between an Eligible Employee and the Company that refers to this Plan and the benefits provided hereunder.

(k) “Pay” means the following:

(1) With respect to a Covered Termination, Pay means the Eligible Employee’s base pay (not including bonus and other forms of supplemental compensation) at the rate in effect during the regularly scheduled payroll period coincident with the Covered Termination.

(2) With respect to a Change of Control Termination, Pay means the higher of the Eligible Employee’s base pay (not including bonus and other forms of supplemental compensation) at the rate in effect (A) immediately prior to the Change of Control or (B) during the regularly scheduled payroll period coincident with the Change of Control Termination.

(l) “Pro Rata Bonus” means an amount equal to the target bonus amount for the Eligible Employee for the relevant period in which the Termination Date occurs (monthly if such Eligible Employee’s bonus is calculated on a monthly basis, quarterly if the bonus is calculated on a quarterly basis, annually if the bonus is calculated on an annual basis) prorated on a daily basis from the beginning of such period up to and including the Termination Date.

(m) “Severance Pay” means the amount of an Eligible Employee’s Pay received by such Eligible Employee pursuant to the Plan as a result of a Covered Termination or a Change of Control Termination.

(n) “Severance Payment Period” means the period of time during which an Eligible Employee receives Severance Pay pursuant to this Plan and as specified in the Schedule of Benefits.

(o) “Subsidiary” means Peet’s Operating Company, Inc.

(p) “Termination Date” means the last date on which the Eligible Employee is in active pay status as an employee with the Company or an Affiliate of the Company.

(q) “Voluntary Termination with Good Reason” means a voluntary termination of employment by an Eligible Employee after the occurrence of one of the following events without the Eligible Employee’s express written consent (but not in connection with a termination on account of death, disability or retirement or a termination for Cause):

(1) a material reduction in the Eligible Employee’s Pay;

(2) a material diminution in the Eligible Employee’s authority, duties, or responsibilities, as in effect immediately prior to a Change of Control;

(3) a material diminution in the authority of the supervisor to whom the Eligible Employee is required to report, including a requirement that the Eligible Employee report to a corporate officer or employee instead of reporting directly to the Board or the Board;

(4) a material diminution in the budget over which the Eligible Employee retains authority;

(5) a change by more than thirty-five (35) miles of the geographic location at which the Eligible Employee must perform services; or

(6) any other action or inaction that constitutes a material breach under the Eligible Employee’s Key Employee Agreement or any other agreement under which the Eligible Employee provides services.

Prior to any Voluntary Termination with Good Reason, the Eligible Employee must provide written notice to the Company of the existence of the Good Reason event within ninety (90) days following the initial existence of the event, and the Company shall have a period of thirty (30) days following such notice to cure the event. If the event is cured within such time period, the Eligible Employee shall not be entitled to terminate his or her employment pursuant to a Voluntary Termination with Good Reason.

Section 3.	ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the requirements set forth in this Section 3, the Company will grant severance benefits under the Plan to Eligible Employees.

(1) In order to be eligible to receive benefits under the Plan, an Eligible Employee must remain on the job until his or her date of termination as scheduled by the Company.

(2) In order to be eligible to receive benefits under the Plan, an Eligible Employee also must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as appropriate, and such release must become effective in accordance with its terms. The Company, in its sole discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee.

(3) In order to be eligible to receive benefits under the Plan, an Eligible Employee must not be in breach or violation of any restrictive covenants or other obligations or duties to the Company related to confidential information, proprietary rights, noncompetition, noninterference, nonsolicitation or the like, whether set forth in the Eligible Employee’s Key Employee Agreement or other instrument or arising by operation of law. In the event of any such breach or violation, any payments or other benefits otherwise provided under the Plan that have not yet been received by the Eligible Employee shall cease, and the Eligible employee shall forfeit all such remaining payments or benefits.

(b) Exceptions to Benefit Entitlement. An employee, including an employee who otherwise is an Eligible Employee, will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Company in its sole discretion:

(1) The employee has executed an individually negotiated employment contract or agreement with the Company or an Affiliate relating to severance benefits which excludes such employee from eligibility for participation in this Plan and such individually negotiated employment contract or agreement is in effect on his or her Termination Date. Such employee’s severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement and shall be governed by this Plan only to the extent that the reduction pursuant to Section 4(b) below does not entirely eliminate benefits under this Plan.

(2) The employee is terminated for any reason other than a Covered Termination or a Change of Control Termination.

(3) Following a Change of Control Termination, the Eligible Employee is offered and accepts immediate reemployment by a successor to the Company in an identical or substantially similar position at pay equal to or greater than the Eligible Employee’s Pay. For purposes of this provision, “immediate reemployment” means that the Eligible Employee’s employment with the successor to the Company results in uninterrupted employment such that the Eligible Employee does not suffer a lapse in pay as a result of a Change of Control. Following such reemployment, the terms of this Plan as otherwise in effect from time to time shall continue to apply to such Eligible Employee.

(4) The Eligible Employee is offered immediate reemployment by a purchaser of the assets of the Company or an Affiliate (or any division or business unit of either) in a transaction that does not constitute a Change of Control. For purposes of this provision, “immediate reemployment” means that the Eligible Employee’s employment with the purchaser of assets results in uninterrupted employment such that the Eligible Employee does not incur a lapse in pay as a result of the sale of assets.

(5) The employee is rehired by the Company or an Affiliate prior to the date benefits under the Plan are scheduled to commence.

Section 4.	AMOUNT OF BENEFIT.

(a) Severance Benefits. Severance benefits under the Plan, if any, shall be provided to Eligible Employees as set forth on the attached schedules for each class of Eligible Employee (the “Schedule of Benefits”) as such Schedule of Benefits may be revised by the Company, in its sole discretion, from time to time. Notwithstanding any other provision of the Plan to the contrary, any benefits payable to an Eligible Employee under this Plan shall be in lieu of any severance benefits payable by the Company to such individual under any other arrangement covering the individual, unless expressly otherwise agreed to by the Company in writing.

(b) Certain Reductions. The Company, in its sole discretion, shall have the authority to reduce an Eligible Employee’s severance benefits, in whole or in part, by any other severance benefits, pay and benefits provided during a period following written notice of a plant closing or mass layoff, pay and benefits in lieu of such notice, or other similar benefits payable to the Eligible Employee by the Company or an affiliate of the Company that become payable in connection with the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act, the California Plant Closing Act, or any other similar state law, (ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee’s employment, and the Plan Administrator shall so construe and implement the terms of the Plan. Any such reductions that the Company determines to make pursuant to this Section 4(b) shall be made such that any benefit under the Plan shall be reduced solely by any similar type of benefit under such legal requirement, agreement, policy or practice (i.e., any cash severance benefits under the Plan shall be reduced solely by any cash severance benefits under such legal requirement, agreement, policy or practice, and any continued insurance benefits under the Plan shall be reduced solely by any continued insurance benefits under such legal requirement, agreement, policy or practice). The Company’s decision to apply such reductions to the severance benefits of one Eligible Employee and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Eligible Employee, even if similarly situated. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s statutory obligation.

(c) Parachute Payments. If any payment or benefit an Eligible Employee would receive in connection with a Change of Control or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount.

The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order, unless the Eligible Employee elects in writing a different order; provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment: reduction of cash payments; cancellation of accelerated vesting of stock options; reduction of employee benefits. In the event that acceleration of vesting of stock options is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such options (i.e., earliest granted option cancelled last) unless the Eligible Employee elects in writing a different order for cancellation.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee within fifteen (15) calendar days after the date on which the Eligible Employee’s right to a Payment is triggered (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Eligible Employee with an opinion reasonably acceptable to the Eligible Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Eligible Employee.

Section 5.	OTHER EMPLOYEE BENEFITS.

(a) COBRA Continuation Coverage. Each Eligible Employee who is enrolled in a group health, dental, or vision plan sponsored by the Company or an Affiliate may be eligible to continue coverage under such group health, dental, or vision plan (or to convert to an individual policy), at the time of the Eligible Employee’s termination of employment, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment of any applicable insurance premiums will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company’s or it’s Affiliate’s group health, dental, or vision plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible

Employee under COBRA (except the obligation to pay insurance premiums that the Company pays during the period provided for under the applicable Schedule of Benefits or under a Key Employee Agreement, or may, in its sole discretion, elect to pay) will be applied in the same manner that such rules would apply in the absence of this Plan. If the applicable Schedule of Benefits does not so provide and if the Company does not elect to pay an Eligible Employee’s insurance premiums, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the entire period following termination of employment. If the applicable Schedule of Benefits so provides or if the Company elects to pay an Eligible Employee’s insurance premiums for such period following the Eligible Employee’s termination of employment, as the Company may designate in its sole and absolute discretion, upon the expiration of such period, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period. For purposes of this Section 5(a), (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by an Eligible Employee under an Section 125 of the Code health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

(b) Other Employee Benefits. All other benefits (such as life insurance, disability coverage, and 401(k) plan coverage) terminate as of the Eligible Employee’s Termination Date except to the extent that a conversion privilege may be available thereunder and except to the extent provided in the applicable Schedule of Benefits).

Section 6.	RETURN OF COMPANY PROPERTY.

An Eligible Employee will not be entitled to any severance benefit under the Plan unless and until the Eligible Employee returns all Company Property. For this purpose, “Company Property” means all Company documents (and all copies thereof) and other Company property which the Eligible Employee had in his or her possession at any time, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part).

Section 7.	TIME OF PAYMENT AND FORM OF BENEFIT.

Severance pay under this Plan shall be paid in installments on the Company’s regular payroll dates over the period corresponding to the Severance Payment Period, with any Pro Rata Bonus being paid on the first such payroll date; provided, however, that in the event that any of the payments or benefits to be provided under the Plan to an Eligible Employee are determined by the Plan Administrator (or, if applicable, the successor entity thereto) to constitute deferred compensation subject to Section 409A(a)(2)(B)(i) of the Code and if the Eligible Employee is a “specified employee” of the Company, as such term is defined in Section

409A(a)(2)(B)(i) of the Code (a “Specified Employee”), then, solely to the extent necessary to avoid the incurrence of adverse personal tax consequences under Section 409A of the Code, the timing of the benefit payments will be delayed as follows: on the earliest to occur of (1) the date that is six months and one day after the Termination Date, and (2) the date of the Specified Employee’s death (such earliest date, the “Delayed Initial Payment Date”), the Company (or the successor entity thereto, as applicable) will (i) pay to Specified Employee a lump sum amount equal to the sum of the payments that Specified Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the benefit payments had not been delayed pursuant to this Section 7 and (ii) commence paying the balance of the benefit payments in accordance with this Plan. Prior to the imposition of any delay on the benefit payments as set forth above, it is intended that (A) each installment of the benefit payments be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (b) all benefit payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9)(iii), and (C) the benefit payments consisting of COBRA premiums also satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code provided under Treasury Regulations Section 1.409A-1(b)(9)(v). Nothing in this Section 7 shall require the payment of benefits to an Eligible Employee earlier than they would otherwise be payable under this Plan, and no additional payment will be made on account of a deferral of such benefits. All such payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. In no event shall payment of any Plan benefit be made prior to the Eligible Employee’s Termination Date or prior to the effective date of the release described in Section 3(a)(2).

Section 8.	REEMPLOYMENT.

In the event of an Eligible Employee’s reemployment by the Company or an Affiliate during the period of time in respect of which severance benefits pursuant to Sections 4(a) and 4(b) have been paid, the Company, in its sole and absolute discretion, may require such Eligible Employee to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

Section 9.	RIGHT TO INTERPRET PLAN, AMEND AND TERMINATE, MAKE OTHER ARRANGEMENTS.

(a) Exclusive Discretion. The Plan Administrator (as defined in Section 12(a) below) shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b) Amendment, Suspension or Termination. The Company reserves the right to amend, suspend or terminate this Plan or the benefits provided hereunder at any time; provided, however, that the terms of the Plan, as in effect prior to the Effective Date (the “Old Terms”), shall continue to apply to an Eligible Employee until the date that is one (1) year following the date on which the terms of the Plan, as in effect as of the Effective Date (the “New Terms”), are communicated in writing to such Eligible Employee, but only to the extent that (i) the New terms of the Plan would result in a reduction in benefits, as compared with benefits under the Old Terms, or (ii) the Eligible Employee has not consented in writing to the New Terms. Any action amending or terminating the Plan shall be in writing and executed by the Chairman of the Board.

(c) Other Severance Arrangements. The Company reserves the right to make other arrangements regarding severance and change of control benefits in special circumstances.

(d) Binding Effect on Successor to Company. This Plan shall be binding upon any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Company, or upon any successor to the Company as the result of a Change of Control, and any such successor or assignee shall be required to perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment or Change of Control had taken place. In such event the term “Company,” as used in the Plan, shall mean the Company as hereinafter defined and any successor or assignee as described above which by reason hereof becomes bound by the terms and provisions of this Plan.

Section 10.	NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or an Affiliate or (ii) to interfere with the right of the Company or an Affiliate to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 11.	LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California.

Section 12.	CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

Peet’s Coffee & Tea, Inc.

1400 Park Avenue

Emeryville, CA 94608

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 12(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Peet’s Coffee & Tea, Inc.

1400 Park Avenue

Emeryville, CA 94608

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 12(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 12(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a Participant’s claim or appeal within the relevant time limits specified in this Section 12, the Participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 13.	BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all cash payments under the Plan shall be paid only from the general assets of the Company.

Section 14.	OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 91-0863396. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 502.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is the Chief Financial Officer, Peet’s Coffee & Tea, Inc., 1400 Park Avenue, Emeryville, CA 94608.

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Peet’s Coffee & Tea, Inc.

1400 Park Avenue

Emeryville, CA 94608

The Plan Sponsor’s and Plan Administrator’s telephone number is (510) 594-2100. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 15.	STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by Peet’s Coffee & Tea, Inc. are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a) Receive Information About Your Plan and Benefits

(1) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(3) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Section 16.	EXECUTION.

To record the adoption of this amended and restated Plan as set forth herein, as of the Effective Date, Peet’s Coffee & Tea, Inc. has caused its duly authorized officer to execute the same this 31st day of December, 2007.

PEET’S COFFEE & TEA, INC.

By:	/s/ Tom Cawley
Title:	Chief Financial Officer

For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Peet’s Coffee & Tea, Inc. Employee Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between Peet’s Coffee & Tea, Inc. (the “Company”) or an Affiliate and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an Affiliate that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Code of Conduct and Business Ethics.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

In exchange for the consideration provided to me by this Release that I am not otherwise entitled to receive, I hereby generally and completely release the Company or an Affiliate and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or an Affiliate or the termination of that employment; (b) all claims related to my compensation or benefits from the Company or an Affiliate, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or an Affiliate; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”). Nothing in this Release shall prevent me from challenging this Release by filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any local fair employment practices agency, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any challenge to my Release.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given

Exhibit A - 1

For Employees Age 40 or Older

Individual Termination

for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company or an Affiliate so that it is received not later than twenty-one (21) days following the date it is provided to me.

EMPLOYEE

Name:
Date:

Exhibit A - 2

For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Peet’s Coffee & Tea, Inc. Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between Peet’s Coffee and Tea, Inc. (the “Company”) or an Affiliate and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an Affiliate that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Code of Conduct and Business Ethics.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

In exchange for the consideration provided to me by this Release that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or an Affiliate or the termination of that employment; (b) all claims related to my compensation or benefits from the Company or an Affiliate, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or an Affiliate; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”). Nothing in this Release shall prevent me from challenging this Release by filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any local fair employment practices agency, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any challenge to my Release.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I

Exhibit B - 1

For Employees Age 40 or Older

Group Termination

further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have forty-five (45) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release.

I have received with this Release a written disclosure of all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company or an affiliate of the Company in the same job classification or organizational unit who were not terminated, along with information on the eligibility factors used to select employees for the group termination and any time limits applicable to this group termination program.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company or an Affiliate so that it is received not later than forty-five (45) days following the date this Release and the ADEA disclosure form is provided to me.

EMPLOYEE

Name:
Date:

Exhibit B - 2

For Employees Under Age 40

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Peet’s Coffee & Tea, Inc. Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between Peet’s Coffee & Tea, Inc. (the “Company”) or an Affiliate and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an Affiliate that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s Code of Conduct and Business Ethics.

I hereby represent that I have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which I am eligible, pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a claim.

In exchange for the consideration provided to me by this Release that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or an Affiliate or the termination of that employment; (b) all claims related to my compensation or benefits from the Company or an Affiliate, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or an Affiliate; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), and the federal Americans with Disabilities Act of 1990. Nothing in this Release shall prevent me from challenging this Release by filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any local fair employment practices agency, except that I hereby acknowledge and agree that I shall not recover any monetary benefits in connection with any challenge to my Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

Exhibit C - 1

For Employees Under Age 40

I acknowledge that to become effective, I must sign and return this Release to the Company or an Affiliate so that it is received not later than fourteen (14) days following the date it is provided to me.

EMPLOYEE

Name:
Date:

Exhibit C - 2

PEET’S COFFEE & TEA, INC.

KEY EMPLOYEE SEVERANCE BENEFIT PLAN

SCHEDULE OF BENEFITS

CHAIRMAN OF THE BOARD

I.	COVERED TERMINATION.

An Eligible Employee whose position with the Company is that of Chairman of the Board and whose employment is terminated due to a Covered Termination (as defined in Section 2 of the Plan) shall receive the following benefits:

(i) Severance Pay in an amount equal to two (2) years of Pay.

(ii) An amount equal to the Pro Rata Bonus.

(iii) If the Eligible Employee elects COBRA coverage, then the Company shall pay the same amount for each applicable sub-category of coverage (e.g., health, dental, vision) as the Company paid for such sub-category of coverage for the Eligible Employee before the Eligible Employee’s Termination Date for the duration of the Severance Payment Period. The Company’s payment obligations under this Section I(iii) shall include the payment of dependent coverage if Eligible Employee maintained dependent coverage prior to Eligible Employee’s Termination Date.

(iv) To the extent permitted by the applicable carrier, disability and life insurance coverage provided to the Eligible Employee by the Company prior to the Eligible Employee’s Termination Date shall be continued at the Company’s expense for two (2) years after the Termination Date.

(v) The Eligible Employee shall be eligible to participate in an outplacement program to the extent and in the manner specified in the Key Employee Agreement between such Eligible Employee and the Company.

II.	CHANGE OF CONTROL TERMINATION.

An Eligible Employee whose position with the Company is that of Chairman of the Board and whose employment is terminated due to a Change of Control Termination (as defined in Section 2 of the Plan) shall receive the following benefits:

(i) Severance Pay in an amount equal to two (2) years of Pay.

(ii) The benefits listed above in clauses I(ii)-(v) for a Covered Termination.

Schedule of Benefits - 1

PEET’S COFFEE & TEA, INC.

KEY EMPLOYEE SEVERANCE BENEFIT PLAN

SCHEDULE OF BENEFITS

VICE PRESIDENT, COFFEE

I.	COVERED TERMINATION.

An Eligible Employee whose position with the Company is that of Vice President of Coffee and whose employment is terminated due to a Covered Termination (as defined in Section 2 of the Plan) shall receive the following benefits:

(i) Severance Pay in an amount equal to two (2) years of Pay.

(ii) An amount equal to the Pro Rata Bonus.

(iii) If the Eligible Employee elects COBRA coverage, then the Company shall pay the same amount for each applicable sub-category of coverage (e.g., health, dental, vision) as the Company paid for such sub- category of coverage for the Eligible Employee before the Eligible Employee’s Termination Date for the duration of the Severance Payment Period. The Company’s payment obligations under this Section I(iii) shall include the payment of dependent coverage if Eligible Employee maintained dependent coverage prior to Eligible Employee’s Termination Date.

(iv) To the extent permitted by the applicable carrier, disability and life insurance coverage provided to the Eligible Employee by the Company prior to the Eligible Employee’s Termination Date shall be continued at the Company’s expense for two (2) years after the Termination Date.

(v) The Eligible Employee shall be eligible to participate in an outplacement program to the extent and in the manner specified in the Key Employee Agreement between such Eligible Employee and the Company.

II.	CHANGE OF CONTROL TERMINATION.

An Eligible Employee whose position with the Company is that of Vice President of Coffee and whose employment is terminated due to a Change of Control Termination (as defined in Section 2 of the Plan) shall receive the following benefits:

(i) Severance Pay in an amount equal to two (2) years of Pay.

(ii) The benefits listed above in clauses I(ii)-(v) for a Covered Termination.

Schedule of Benefits - 2

PEET’S COFFEE & TEA, INC.

KEY EMPLOYEE SEVERANCE BENEFIT PLAN

SCHEDULE OF BENEFITS

CHIEF EXECUTIVE OFFICER

I.	COVERED TERMINATION.

An Eligible Employee whose position with the Company is that of Chief Executive Officer and whose employment is terminated due to a Covered Termination (as defined in Section 2 of the Plan) shall receive the following benefits:

(i) Severance Pay in an amount equal to one (1) year of Pay plus one (1) month of Pay for each year of employment with the Company, prorated at the discretion of the Company, provided that the maximum amount received shall be twenty-four (24) months of Pay.

(ii) An amount equal to the Pro Rata Bonus.

(iii) If the Eligible Employee elects COBRA coverage, then the Company shall pay the same amount for each applicable sub-category of coverage (e.g., health, dental, vision) as the Company paid for such sub- category of coverage for the Eligible Employee before the Eligible Employee’s Termination Date for the duration of the Severance Payment Period. The Company’s payment obligations under this Section I(iii) shall include the payment of dependent coverage if Eligible Employee maintained dependent coverage prior to Eligible Employee’s Termination Date.

(iv) To the extent permitted by the applicable carrier, disability and life insurance coverage provided to the Eligible Employee by the Company prior to the Eligible Employee’s Termination Date shall be continued at the Company’s expense for two (2) years after the Termination Date.

(v) The Eligible Employee shall be eligible to participate in an outplacement program to the extent and in the manner specified in the Key Employee Agreement between such Eligible Employee and the Company.

II.	CHANGE OF CONTROL TERMINATION.

An Eligible Employee whose position with the Company is that of Chief Executive Officer and whose employment is terminated due to a Change of Control Termination (as defined in Section 2 of the Plan) shall receive the following benefits:

(i) Severance Pay in an amount equal to two (2) years of Pay.

(ii) The benefits listed above in clauses I(ii)-(v) for a Covered Termination.

Schedule of Benefits - 3

PEET’S COFFEE & TEA, INC.

KEY EMPLOYEE SEVERANCE BENEFIT PLAN

SCHEDULE OF BENEFITS

VICE PRESIDENTS

I.	COVERED TERMINATION.

An Eligible Employee whose position with the Company is that of vice president and whose employment is terminated due to a Covered Termination (as defined in Section 2 of the Plan) shall receive the following benefits:

(i) Severance Pay in an amount equal to six (6) months of Pay plus one (1) month of Pay for each year of employment with the Company, prorated at the discretion of the Company, provided that the maximum amount received shall be twenty-four (24) months of Pay.

(ii) An amount equal to the Pro Rata Bonus.

(iii) If the Eligible Employee elects COBRA coverage, then the Company shall pay the same amount for each applicable sub-category of coverage (e.g., health, dental, vision) as the Company paid for such sub- category of coverage for the Eligible Employee before the Eligible Employee’s Termination Date for the duration of the Severance Payment Period.

(iv) To the extent permitted by the applicable carrier, disability and life insurance coverage provided to the Eligible Employee by the Company prior to the Eligible Employee’s Termination Date shall be continued at the Company’s expense for six (6) months after the Termination Date.

(v) The Eligible Employee shall be eligible to participate in an outplacement program for up to six (6) months, at a cost not exceeding ten thousand dollars ($10,000); provided, however, that the provider of such outplacement program must be reasonably acceptable to the Company and the Eligible Employee must provide to the Company adequate proof of the expense incurred.

II.	CHANGE OF CONTROL TERMINATION.

An Eligible Employee whose position with the Company is that of Vice President and whose employment is terminated due to a Change of Control Termination (as defined in Section 2 of the Plan) shall receive the following benefits:

(i) Severance Pay in an amount equal to the greater of one (1) year of Pay or the severance pay listed in clause I(i) above for a Covered Termination.

(ii) The benefits listed in clauses I(ii)-(v) above for a Covered Termination.

Schedule of Benefits - 4